 As filed with the Securities and Exchange Commission on October 13, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Fincera Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27/F, Kai Yuan Finance Center, No. 5, East Main Street

Shijiazhuang, Hebei

People’s Republic of China

(Address of principal executive offices) (Zip Code)

 Fincera Inc. 2015 Omnibus Equity Incentive Plan

(Full title of the Plan)

Jason Wang

Fincera Inc.

4445 Eastgate Mall, Suite 200

San Diego, CA 92121

(Name and address of agent for service)

(858) 997-0680

(Telephone number, including area code, of agent for service)

 Copies to:

Steven D. Pidgeon, Esq.

DLA Piper LLP (US)

2525 East Camelback Road

Esplanade II, Suite 1000

Phoenix, Arizona 85016-4245

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value $0.001 per share (“Ordinary Shares”), to be issued pursuant to the Fincera Inc. 2015 Omnibus Equity Incentive Plan	1,576,288 shares	$34.00	(2)	$53,593,792.00	$6,672.43

(1)	An aggregate of 2,600,000 shares of Ordinary Shares may be offered or issued pursuant to the Registrant’s 2015 Omnibus Equity Incentive Plan (the “Plan”). The Registrant previously registered 1,023,712 shares on Form S-8 (File No. 333-218291) for issuance under the Plan. The Registrant is registering an additional 1,576,288 shares for issuance under the Plan on this Form S-8. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Ordinary Shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Ordinary Shares.

(2)	Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee under Rule 457(c) and (h) of the Securities Act based on the average of the high and low prices per share of the Registrant’s Ordinary Shares as reported by the OTCQB Venture Market on October 9, 2017 (i.e. $34.00), a date that is within five business days of the date of filing of this Registration Statement. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION BY REFERENCE

The purpose of this Registration Statement on Form S-8 is to register an additional 1,576,288 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), for issuance pursuant to the Fincera Inc. 2015 Omnibus Equity Incentive Plan (the “Plan”). The increase in the number of shares of Common Stock authorized to be issued under the Plan was approved by the Registrant’s stockholders on August 30, 2017. In accordance with General Instruction E to Form S-8, the contents of the prior Registration Statement on Form S-8 (File No. 333-218291) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on May 26, 2017, with respect to shares to be offered or issued under the Plan, are hereby incorporated by reference and made a part hereof.

All documents filed by the Registrant under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this Registration Statement, but prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

PART II

Information Required in the Registration Statement

Item 8. Exhibits

The information set forth in the Exhibit Index immediately following the signature page to this Registration Statement on Form S-8 is incorporated by reference into this Item 8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 13th day of October, 2017.

FINCERA INC.

(Registrant)

By:	/s/ Jason Wang
Jason Wang
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jason Wang as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, of and supplements to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of their respective substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yong Hui Li	Chairman, Chief Executive Officer, and Director	October 13, 2017
Yong Hui Li	(Principal executive officer)

/s/ Jason Wang	Chief Financial Officer	October 13, 2017
Jason Wang	(Principal financial officer)

/s/ Spencer Ang Li	VP, Product and Director	October 13, 2017
Spencer Ang Li

/s/ James Cheng-Jee Sha	Director	October 13, 2017
James Cheng-Jee Sha

/s/ Diana Chia-Huei Liu	Director	October 13, 2017
Diana Chia-Huei Liu

/s/ Leon Ling Chen	Director	October 13, 2017
Leon Ling Chen

 AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the undersigned as the duly authorized representative of the Registrant in the United States.

/s/ Jason Wang
Jason Wang

Date: October 13, 2017

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Conyers Dill & Pearman.

23.1	Consent of Marcum Bernstein & Pinchuk LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Fincera Inc. 2015 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 4.31 of the Registrant’s Annual Report on Form F-20 filed with the Commission on May 2, 2016).